Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements are based on the separate historical financial statements of WSFS Financial Corporation, or WSFS, and Beneficial Bancorp, Inc., or Beneficial, and give effect to the mergers of (i) Beneficial with and into WSFS, with WSFS continuing as the surviving corporation, which we refer to as the merger, and (ii) Beneficial Bank with and into Wilmington Savings Fund Society, FSB, or WSFS Bank, with WSFS Bank continuing as the surviving bank, including pro forma assumptions and adjustments related to the mergers, as described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet as of December 31, 2018 is presented as if the mergers occurred on December 31, 2018. The unaudited pro forma combined condensed statement of income for the twelve months ended December 31, 2018 is presented as if the mergers occurred on January 1, 2018. The historical consolidated financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the mergers and, with respect to the statements of income only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed financial statements have been prepared using the acquisition method of accounting for business combinations under United States generally accepted accounting principles, or GAAP. WSFS is the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of Beneficial to conform to the presentation in WSFS' financial statements.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only. The unaudited pro forma combined condensed financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined condensed financial statements;

•
WSFS’ audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in WSFS’ Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019;

•
Beneficial’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in Beneficial’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 26, 2019; and

•	other information pertaining to WSFS and Beneficial contained in or incorporated by reference into this document.

Exhibit 99.2

WSFS FINANCIAL CORPORATION/BENEFICIAL BANCORP, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 2018
(In thousands)

	WSFS	Beneficial			Pro Forma
	12/31/2018 (as reported)	12/31/2018 (as reported)	Pro Forma Adjustments	Notes	12/31/2018 Combined
ASSETS
Cash and cash equivalents	$620,757	$852,475	$(857,901)	(A)	$615,331
Investment securities	1,355,029	710,193	(13,174)	(B)	2,052,048
Loans, net of allowance for loan losses	4,863,919	3,851,343	(114,115)	(C)	8,601,147
Premises and equipment	44,956	67,488	26,864	(D)	139,308
Goodwill	166,007	159,671	149,815	(E)	475,493
Intangible assets	20,016	1,330	83,723	(F)	105,069
Other assets	178,186	164,425	44,494	(G)	387,105
Total assets	$7,248,870	$5,806,925	$(680,294)		$12,375,501

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$1,626,252	$557,535	$—		$2,183,787
Interest-bearing	4,014,179	3,615,063	4,558	(H)	7,633,800
Total deposits	5,640,431	4,172,598	4,558		9,817,587
Borrowed funds	699,788	515,000	(515,000)	(I)	699,788
Other liabilities	87,731	69,177	(13,778)	(J)	143,130
Total liabilities	6,427,950	4,756,775	(524,220)		10,660,505
Stockholders’ equity:
Common stock	569	(23,762)	23,762	(K)	569
Capital in excess of par value	349,810	818,886	145,653	(L)	1,314,349
Accumulated other comprehensive (loss) income	(15,394)	(28,780)	28,780	(M)	(15,394)
Retained earnings	791,031	422,875	(493,496)	(N)	720,410
Treasury stock	(305,096)	(139,227)	139,227	(O)	(305,096)
Noncontrolling interest	—	158	—		158
Total stockholders’ equity	820,920	1,050,150	(156,074)		1,714,996
Total liabilities and stockholders’ equity	$7,248,870	$5,806,925	$(680,294)		$12,375,501

Exhibit 99.2

Balance Sheet Pro Forma Accounting Adjustments Notes as of December 31, 2018
(A)	Adjustments to cash and cash equivalents:
	To reflect WSFS' estimated transaction costs comprised of merger costs of $56.4 million, which includes investment banker fees and professional fees, and restructuring costs of $48.3 million, which includes severance payments and contract termination costs	(104,686)
	To reflect Beneficial's estimated transaction costs comprised of change in control and severance payments of $11.7 million, investment banker fees of $12.0 million and other transaction costs of $1.0 million	(24,706)
	To reflect cash consideration	(213,509)
	Cash to paydown borrowings	(515,000)
		(857,901)

(B)	Adjustments to investment securities:
	To reflect fair value of securities sold immediately after the transaction	(11,683)
	To reflect fair value of securities retained in the portfolio	(1,491)
		(13,174)

(C)	Adjustments to loans, net:
	To eliminate Beneficial's allowance for loan and lease losses	43,262
	To reflect estimated fair value of loan portfolio comprised of a credit mark of $71.8 million and an interest rate mark of $89.5 million	(161,343)
	To eliminate Beneficial's deferred loan and lease fees, ASC 310-20 fees and acquired loans net purchase discount	3,966
		(114,115)

(D)	Adjustments to bank premises and equipment, net:
	To record capitalized assets from transaction costs	24,447
	To record fair value adjustment of bank premises, furniture and equipment	2,417
		26,864

(E)	Adjustments to goodwill:
	To eliminate Beneficial's historical goodwill	(159,671)
	To reflect goodwill for amount of consideration paid in excess of fair value of assets received and liabilities assumed	309,486
		149,815

(F)	Adjustments to intangible assets, net:
	To eliminate Beneficial's intangible assets	(1,330)
	To record fair value estimate of intangible assets specifically identified core deposit intangibles (CDI)	85,053
		83,723

Exhibit 99.2

(G)	Adjustments to other assets:
	To reflect WSFS' current tax recoverable from estimated transaction costs which is comprised of estimated non-facilitative transaction costs and a deductible success-based investment banker fee using the 70% safe harbor election multiplied by a tax rate of 27.7%	28,476
	To reflect Beneficial's current tax recoverable from estimated transaction costs which is comprised of estimated non-facilitative transaction costs and a deductible success-based investment banker fee using the 70% safe harbor election multiplied by a tax rate of 27.7%	5,846
	To reflect fair market adjustment on deferred tax accounts	(2,413)
	Other asset adjustments	12,585
		44,494

(H)	Adjustments to interest-bearing deposits:
	To eliminate Beneficial's deferred broker commission on time deposits and time deposit mark	403
	To reflect estimated fair value of Beneficial's deposits	4,155
		4,558

(I)	Adjustment to borrowed funds:
	Expected paydown of borrowings	(515,000)

(J)	Adjustment to other liabilities:
	Other liability adjustments	(13,778)

(K)	Adjustments to common stock:
	To eliminate Beneficial's common stock	(848)
	To reflect the liquidation of the remaining unallocated shares (at par value) in the Beneficial KSOP	24,610
		23,762

(L)	Adjustments to capital in excess of par value:
	To eliminate Beneficial's additional paid in capital (less noncontrolling interest)	(819,044)
	To reflect issuance of shares of WSFS common stock in the merger	949,968
	To reflect payment of the stock option awards that fully vest upon closing of the merger	14,729
		145,653

(M)	Adjustment to accumulated other comprehensive (loss) income:
	To eliminate Beneficial's accumulated other comprehensive income	28,780

(N)	Adjustments to retained earnings:
	To eliminate Beneficial's retained earnings	(422,875)
	To reflect WSFS' estimated transaction costs, net of tax	(51,762)
	To reflect Beneficial's estimated transaction costs, net of tax	(18,859)
		(493,496)

(O)	Adjustment to treasury stock:
	To eliminate Beneficial's treasury stock	139,227

Exhibit 99.2

On March 1, 2019, WSFS closed its acquisition of Beneficial and acquired 100% of the outstanding common stock of Beneficial. In accordance with the terms of the merger agreement, dated August 7, 2018, as amended on November 1, 2018, by and between WSFS and Beneficial, each share of Beneficial common stock was exchanged for 0.3013 shares of WSFS common stock (with cash paid in lieu of fractional shares) and $2.93 in cash. Based on the number of shares outstanding as of February 28, 2019 and the closing price per share of $43.28 on that date, the value of the stock consideration was $950.0 million and cash consideration was $228.2 million, for total transaction value of $1.2 billion.

Preliminary purchase price allocation (in thousands, except per share data)
Pro forma stock consideration:
Shares of Beneficial common stock outstanding of 72,848,815 as of February 28, 2019 (1) at exchange ratio of 0.3013	21,949
Price per share, based upon WSFS' closing price as of February 28, 2019	$43.28
Total pro forma stock consideration	$949,968
Pro forma cash consideration (including cash paid in lieu of fractional shares of $53):	213,510
Total consideration to holders of Beneficial common stock	1,163,478
Economic value of Beneficial options (1,433,340 at average strike price of $10.04 including payroll taxes incurred of $339).	14,729
Total pro forma purchase price	$1,178,207

(1)	Shares of Beneficial common stock outstanding as of February 28, 2019 do not include 1,838,493 of Beneficial KSOP shares that were used to paydown the debt and unallocated shares on February 27, 2019.

The total purchase price as shown in the tables above is allocated to Beneficial’s tangible and intangible assets and liabilities as of December 31, 2018 based on their preliminary estimated fair values as follows:

Assets of acquired bank (Beneficial):
Cash and cash equivalents	$852,475
Investment securities	697,019
Loans, net	3,737,228
Premises, furniture and equipment	69,905
Intangible assets	85,053
Other assets	174,596
Total assets acquired	5,616,276

Liabilities of acquired bank (Beneficial):
Deposits	4,177,156
Other borrowed funds	515,000
Other liabilities	55,399
Total liabilities assumed	4,747,555
Net assets acquired	868,721
Preliminary pro forma goodwill	$309,486

Exhibit 99.2

WSFS FINANCIAL CORPORATION/BENEFICIAL BANCORP, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018
(In thousands, except per share information)

	WSFS	Beneficial			Pro Forma
	12/31/2018 (as reported)	12/31/2018 (as reported)	Pro Forma Adjustments	Notes	12/31/2018 Combined
(Dollars in thousands, except per share and share data)
Interest income:
Interest and fees on loans	$260,506	$179,821	$33,289	(A)	$473,616
Interest on investment securities	30,443	31,957	(50)	(B)	62,350
Other interest income	2,024	—	—		2,024
Total interest income	292,973	211,778	33,239		537,990
Interest expense:
Interest on deposits	29,068	22,395	(1,451)	(C)	50,012
Interest on borrowed funds	17,431	9,019	—		26,450
Total interest expense	46,499	31,414	(1,451)		76,462
Net interest income	246,474	180,364	34,690		461,528
Provision for loan losses	13,170	4,581	—		17,751
Net interest income after provision for loan losses	233,304	175,783	34,690		443,777

Noninterest income:
Credit/debit card and ATM income	43,837	9,475	—		53,312
Investment management and fiduciary income	39,602	4,681	—		44,283
Deposit service charges	18,771	9,732	—		28,503
Unrealized gains on equity investments	20,745	—	—		20,745
Net gain on sale of insurance agency	—	3,297	—		3,297
Other income	39,586	1,685	—		41,271
Total noninterest income	162,541	28,870	—		191,411
Noninterest expense:
Salaries, benefits and other compensation	122,983	78,253	—		201,236
Occupancy expense	19,783	10,580	487	(D)	30,850
Merger and restructuring charges	—	3,109	—		3,109
Other operating expense	82,281	49,320	7,809	(E)	139,410
Total noninterest expense	225,047	141,262	8,296		374,605
Income before taxes	170,798	63,391	26,394		260,583
Income tax provision	36,055	16,156	7,460	(F)	59,671
Net income	134,743	47,235	18,934		200,912
Less: Net loss attributable to noncontrolling interest	—	(609)	—		(609)
Net income attributable to WSFS	$134,743	$47,844	$18,934		$201,521

Basic earnings per share	$4.27				$3.75
Diluted earnings per share	$4.19				$3.71
Weighted-average shares outstanding for basic EPS	31,570		21,948	(G)	53,518
Adjusted weighted-average shares outstanding for diluted EPS	32,167		21,948	(G)	54,115

Exhibit 99.2

Income Statement Pro Forma Accounting Adjustments Notes for the Twelve Months Ended December 31, 2018
(A)	Adjustments to interest and fees on loans:
	To eliminate Beneficial's accretion on acquired loans and interest income recognized on estimated purchased credit impaired loans	(2,565)
	To reflect the interest income for accretion on purchase performing acquired loans based on estimated fair market value adjustment	35,854
		33,289

(B)	Adjustment to interest on investment securities:
	To reflect amortization of the fair value mark on the retained investments	(50)

(C)	Adjustment to interest on deposits:
	To reflect amortization of the net premium based on estimated fair market value adjustment	(1,451)

(D)	Adjustment to occupancy expense:
	To reflect depreciation on the fixed asset fair value mark based on a 10 year useful life	487

(E)	Adjustments to other operating expense:
	To eliminate Beneficial's amortization of intangibles	(696)
	To reflect estimated amortization of core deposit intangible based on 10 year useful life	8,505
		7,809

(F)	Adjustments to income tax provision:
	To reflect the tax adjustment related to pro forma adjustments calculated at a 27.7% rate	7,460

(G)	Adjustments to weighted average shares outstanding:
	To reflect the increase in the weighted average shares in connection with the issuance of shares of WSFS common stock in the merger (comprised of 72.8 million shares of Beneficial at a conversion rate of 0.3013)	21,947,841